NEWSTATE CAPITAL CO., LTD.




                          PRIVATE PLACEMENT SERIES #22





                             UNDERWRITING AGREEMENT

         NewState Capital Co., Ltd. (hereinafter referred to as the "first party") hereby issues its corporate bonds Series #22 following the resolution of its board of directors on December 28, 1998 in the total offering amount of five Billion Won (hereinafter referred to as the " Issue") and the underwriters to underwrite the Issue pursuant to the terms and conditions as set forth below :

Article 1 (Underwriting the Entire Issue)
-----------------------------------------

           The first party retains the second party to underwrite the entire issue of the following corporate bonds and the second party accepts same :

-          Second party : Daeyoo Regent Securities Co., Ltd.
-          Amount of the Entire Issue : Five Billion won

Article 2 (Terms and Conditions of Issue)
-----------------------------------------

(1) The terms and conditions of the Issue shall be as follows:

(i)      Issuer : NewState Capital Co., Ltd.

(ii) Total amount of capital, reserve and surplus : 2,287,084,439 Won as of Mar 31, 1998 10 times of the above amount :22,870,844,390 Won

(iii)    Name of the issue : Newstate  Capital Co., Ltd.  Corporate bonds Series
         #22

(iv)     Classification  of  the  Issue  :  Bearer,   interest  bearing  private
         placement  bonds issued under  Articles 47 and 48 of the Loan  Business
         Law.

(v) Method of issue : the Issue shall be registered in package and separate bond certificates will not be issued.

(vi)     Total amount of the Issue : Five billion won.

(vii)      Class : One class of one hundred million Won certificates.

(viii) Prohibition of splitting and combining : Splitting or combining of the Issue is not permitted.

(ix)     Offering amount : 100% of the face amount

(x)      Interest rate : 10.50% p.a from the issue date

(xi) Method and time of redemption : Installment repayment of 15% each of the principal on December 29, 1999, June 29, 2000, December 29, 2000 and the entire balance on June 29, 2001 (the next business day if the due date is a bank holiday)

(xii) Interest payment : Interest shall be paid every six months until the day before the redemption date on June 29, 1999, December 29, 1999, June 19, 2000, December 29, 2000 and June 29, 2001. However, if any of the above dates falls on a bank holiday, interest will be paid on the next business day.

(xiii) Overdue interest : In the event the aforementioned redemption or interest payment is not made on the due dates, the issuer shall pay late charges from the due date to the actual payment at the maximum rate fixed by the Bank of Korea (in the absence thereof, the maximum rate fixed by a commercial bank chartered under the Banking Law which has its main office in Seoul).

(xiv) Place of redemption and interest payment : Seocho branch and branch offices at each province capital of the Fisheries Cooperative.

(2) Sales of Issue

(i)      Date of sale : December 29, 1998

(ii)     Subscription payment date : December 29, 1998

(iii)    Issue date : December 29, 1998

(iv)     Place  of  subscription  payment  :  Seocho  branch  of  the  Fisheries
         Cooperative.

(v)      Others ;

         (a)      Interest shall begin to accrue from December 29, 1998.

         (b) The form of the certificate of registration shall be as established by the registrar.

Article 3 (Application for Registration)
----------------------------------------

           The Second party shall prepare application form and two certificates of specimen of seal and shall apply for the registration with the registrar on the subscription payment date. If it is a package registration application under
Article 174 (5) of the Securities Exchange Law, the second party shall application so that the first party may supply the necessary information to Korea Securities Depositary.

Article 4 (Resale of Bonds)
---------------------------

           The second party may resell the Issue to a third party without the first party's consent before the redemption date. However, resale shall not be made to more than 50 purchasers within any given year.

Article 5 (Obligations to Pay Principal and Interest)
-----------------------------------------------------

(1) The first party shall be wholly responsible for payment of principal and interest on the Issue.

(2) The  first  party  shall be  responsible  for late  charges  as set forth in article 2(1) (xiv).

Article 6 (delivery of Note)
----------------------------

(1) In order to secure the payment of the principal, interest and other expenses, the first party agrees to deliver to the second party a promissory note to be payable to a bank with blank amount and payment date in the form approved by the second party together with duly executed authorization to fill out the blanks.

(2) The first party agrees to prepare and deliver to the second party duly executed authorization authorizing the second party to fill out the blanks in the form and contents acceptable by the second party. Further, the first party agrees to deliver the same blank note and authorization as the first ones to the second when requested by the second party.

Article 7 (Other Responsibilities)
----------------------------------

(1) Regardless of the provisions of Article 47 of the Loan Business Law, the first party agrees to indemnify and hold the second party harmless form and against any and all claims or damages that may arise in connection with the issuing of the Issue.

(2) The first party shall be wholly responsible for any default on any provision hereof.

Article 8 (Commission)
----------------------

           The first party agrees to pay the second party commission in the amount of 5 million Won corresponding 10 10,000ths of 5 billion Won in cash on the day after the subscription payment date of this Issue.

Article 9 (Special Provisions)
------------------------------

           The first party agrees to promptly notify the second party of any of the following events occurring after the completion of sale of the Issue until the redemption date ;

(i) Dishonor of the first party's notes or checks or suspension of the first party's bank transaction.

(ii) Suspension or change of the whole or part of the first party's business.

(iii) Change of the object of the first party's business.

(iv) Serious loss by the first party due to fire, etc.

(v) Attempt for merger or acquisition by the first party.

(vi) Commencement of revaluation of assets and report of revaluation by the first party pursuant to Revaluation of assets Law.

(vii) Investment of more than 5% of the capital of the first party into another corporation.

(viii) Borrowing an amount in excess of 20% of the capital of the first party.

Article 10 (submission of Information)
--------------------------------------

           The first party agrees to always comply with the second party's demand to review or submit financial statements until all the principal and interest on the Issue are dully repaid.

Article 11 (Resolution of Disputes)
-----------------------------------

           Any matters that are not set forth in this agreement shall be amicably resolved in accordance with the established custom of the trade.

           This agreement is executed in duplicate, each of which shall be kept by each party. Stamp taxes shall be paid by each party.


Dated : May 9,1997

The first party :

             NewState Capital Co., Ltd.
             826-24 Yoksam-Dong
             Kangnam-Gu, Seoul
             By : Noh Bok Huh, President
                  (Corporate seal affixed)

The second party :
                   Daeyoo Regent Securities Co., Ltd.
                   25-15 Yoido-Dong
                   Youngdeungpo-Gu, Seoul
                   By : Chang Gon Koh, President
                       (Corporate seal affixed)